EXHIBIT 21


            COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2002


         At December 31, 2002, the Registrant had the following 100% owned subsidiaries:

                  Cousins, Inc.; subsidiary includes Cousins/Daniel, LLC* Cousins Austin GP, Inc.
                  Cousins Austin, Inc.
                  Cousins/Cerritos I, LLC
                  Cousins Properties Waterview LP
                  Cousins Texas GP Inc.
                  Cousins Waterview LLC
                  Cousins Waterview GP LLC
                  Presidential MarketCenter LLC

         At December 31, 2002, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

                  Cousins Aircraft Associates, LLC (99% owned by Registrant and
                      1% owned by Cousins Real Estate Corporation)
                  Cousins/Myers Second Street Partners, L.L.C.*
                  Cousins/Myers II, LLC*
                  Cousins Properties Texas LP (76.24% owned by Registrant and
                      23.76% owned by Cousins Real Estate Corporation)
                  Cousins Real Estate Corporation and subsidiaries (100% of
                      non-voting common stock and 100% of preferred stock owned by Registrant); subsidiaries include Cousins MarketCenters, Inc., New Land Realty, LLC, Cedar Grove Lakes, LLC, CREC Alabama Inc. and Cousins Real Estate Development, Inc. (each 100% owned by Cousins Real Estate Corporation)
                  Cousins Texas LLC (76% owned by Registrant and 24% owned by
                      Cousins Real Estate Corporation)
                  CP Venture Three LLC (88.50% owned by Registrant and 11.50%
                      owned by Prudential)
                  CREC II Inc. and subsidiaries (100% of non-voting common stock and 100% of preferred stock owned by Registrant); subsidiaries include Cousins Properties Services Inc., Cousins Properties Services LP and CS Texas Inc.
                  Perimeter  Expo  Associates,  L.P. (90%  owned  by  Registrant and 10%  owned  by  Cousins MarketCenters, Inc.)
                  Rocky Creek Properties (75% owned by Registrant)

  * Minority member receives a portion of residual cash flow and capital proceeds after a preferred return to Registrant.


         At December 31, 2002, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries which were not 100% owned:

                  285 Venture, LLC (50% owned by Registrant)
                  Brad Cous Golf Venture, Ltd. (50% owned by Registrant)
                  CC-JM II Associates (50% owned by Registrant)
                  Charlotte Gateway Village, LLC (50% owned by Registrant)
                  C-H Associates, Ltd. (49% owned by Cousins Texas LLC)
                  C-H Leasing Associates (50% owned by Cousins Real Estate
                      Corporation)
                  C-H Management Associates (50% owned by Cousins Real Estate
                      Corporation)
                  CL Realty, LLC (50% owned by Cousins Real Estate Corporation) Cousins LORET Venture, L.L.C. (50% owned by Registrant) CPI/FSP I, L.P. (50% owned by Registrant)
                  CP Venture LLC (50% owned by Registrant)
                  CP Venture Two LLC (11.50% owned by Registrant)
                  Crawford Long - CPI, LLC (50% owned by Registrant)
                  CSC Associates, L.P. (50% owned by Registrant)
                  Green Valley Associates II (50% owned by Registrant)
                  MC Dusseldorf Holding B.V. (10% voting interest owned by Registrant and 40% voting interest owned by Cousins Real Estate Corporation)
                  Ten Peachtree Place Associates (50% owned by Registrant) Temco Associates (50% owned by Cousins Real Estate
                      Corporation)
                  Wildwood Associates (50% owned by Registrant)